EXHIBIT 99

Quixote Corporation Reports Fiscal 2010 First Quarter Results

 -- Net sales increase 7% over last year to $26.9 million
 -- Inform segment sales increase 24% over last year
 -- Operating profit increases 40% over last year to $1.9 million

CHICAGO, Oct. 29, 2009 (GLOBE NEWSWIRE) -- Quixote Corporation (Nasdaq:QUIX) today reported results for its fiscal 2010 first quarter ended September 30, 2009.

For the fiscal 2010 first quarter, net sales were $26,862,000, an increase of 7% compared to net sales of $25,139,000 in the first quarter of fiscal 2009. Operating profit in the first quarter of fiscal 2010 was $1,884,000, a 40% increase from operating profit of $1,342,000 in the first quarter of fiscal 2009. The fiscal 2010 results included severance costs of $296,000, or $0.02 per diluted share. Net earnings for the first quarter of fiscal 2010 were $627,000, or $0.07 per diluted share, compared to a net loss of $495,000, or $0.05 per diluted share, for the first quarter of fiscal 2009. Net earnings for the first quarter of fiscal 2009 included a loss from discontinued operations of $758,000, or $0.08 per diluted share, related to the divested Intersection Control segment. Please refer to the attached tables for a reconciliation of GAAP to non-GAAP financial measures.

Bruce Reimer, President and Chief Executive Officer, commented, "Our first fiscal quarter results exceeded our expectations driven by growth in both of our operating segments as sales in the Inform segment increased 24% and sales in the Protect and Direct segment achieved record first quarter sales increasing 2%. We also saw growth in both the domestic and international markets, with domestic sales increasing 9% driven in part by initial activity related to stimulus spending. International sales increased 2% over the record first quarter sales levels achieved a year ago. Our results also benefitted from the cost reductions we've made, allowing for enhanced gross margin and profitability during the quarter."

Mr. Reimer continued, "During the quarter, we continued to strengthen our financial position, generating solid cash flow with adjusted EBITDA of $3 million and ending the quarter with excess cash of $2.5 million over borrowings against our revolving credit facility. In addition, we were pleased to recently receive an extension of our revolving credit facility through January 31, 2010. We believe that this $5 million facility, along with cash currently on hand and cash expected to be generated in the next several months, will give us sufficient liquidity through that period."

Mr. Reimer concluded, "We are encouraged by our results for the first quarter and our continued strong backlog levels. We enter our seasonally slower fiscal second quarter well positioned, both operationally and financially. While our visibility remains limited, we currently expect significantly improved performance in the fiscal 2010 second quarter over the second quarter last year and our objective is to generate profitable results."

Quixote Corporation will be hosting a telephone conference call at 10 a.m., Eastern Time, today, October 29, 2009, to further discuss its quarterly results and corporate developments. This conference call will be broadcast simultaneously over the Internet at www.quixotecorp.com and may be accessed and listened to by clicking the icon on the Company's homepage.

Quixote Corporation, (www.quixotecorp.com), through its wholly-owned subsidiaries, Quixote Transportation Safety, Inc. and Quixote Transportation Technologies, Inc., is the world's leading manufacturer of energy-absorbing highway crash cushions and truck-mounted attenuators, electronic wireless measuring and sensing devices, road weather information systems, computerized highway advisory radio transmitting systems, flexible post delineators and other transportation safety products.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not historical facts. Actual results may differ materially from those expressed or implied by the forward-looking statements contained in this release. Forward-looking statements are subject to numerous risks, uncertainties and assumptions about us and our business. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks and uncertainties discussed in Part I of our Form 10-K Report for the year ended June 30, 2009, under the caption "Forward-Looking Statements" in Management's Discussion and Analysis of Financial Condition and Results of Operations and the caption "Risk Factors", which discussion is incorporated herein by this reference. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                         Quixote Corporation
                           Earnings Summary
                              (Unaudited)

                                               Three Months Ended
                                                   September 30,
                                               2009          2008
                                               ----          ----

 Net sales                                  $26,862,000   $25,139,000
 Cost of sales                               17,656,000    16,901,000
                                           ------------- -------------

 Gross profit                                 9,206,000     8,238,000

 Operating expenses:
   Selling & administrative                   6,263,000     5,974,000
   Research & development                       763,000       922,000
   Severance costs                              296,000
                                           ------------- -------------
                                              7,322,000     6,896,000

 Operating profit                             1,884,000     1,342,000

 Other income (expense):
   Interest expense                            (873,000)     (917,000)
                                           ------------- -------------
                                               (873,000)     (917,000)
 Earnings from continuing operations before
  income taxes                                1,011,000       425,000
 Income tax provision                           384,000       162,000
                                           ------------- -------------

 Earnings from continuing operations            627,000       263,000
                                           ------------- -------------

 Discontinued Operations:
   Loss from operations, net of income
    taxes                                                     (46,000)
   Loss on write-down of assets held for
    sale, net of income taxes                                (712,000)
                                           ------------- -------------

   Loss from discontinued operations, net
    of  income taxes                                         (758,000)
                                           ------------- -------------

 Net earnings (loss)                           $627,000     ($495,000)
                                           ============= =============

 Per share data - basic:
   Earnings from continuing operations            $0.07         $0.03
   Loss from discontinued operations                           ($0.08)
                                           ------------- -------------
   Net earnings (loss)                            $0.07        ($0.05)
                                           ============= =============
 Average common shares outstanding            9,333,867     9,188,195

 Per share data - diluted:
   Earnings from continuing operations            $0.07         $0.03
   Loss from discontinued operations                           ($0.08)
                                           ------------- -------------
   Net earnings (loss)                            $0.07        ($0.05)
                                           ============= =============
 Average diluted common shares outstanding    9,333,867     9,188,195

                          Quixote Corporation
                            Balance Sheet
                              (Unaudited)
                                               As of         As of
                                           September 30,    June 30,
                                               2009           2009
                                               ----           ----
 Assets
   Current assets
       Cash and cash equivalents             $7,526,000       $98,000
       Accounts receivable, net              20,760,000    20,920,000
       Inventories, net                      15,117,000    15,976,000
       Other current assets                   3,958,000     3,324,000
                                           ------------- -------------
                                             47,361,000    40,318,000

     Property, plant and equipment, net      15,724,000    15,920,000
     Intangible assets and other, net        10,275,000    10,453,000
     Deferred tax assets                     18,647,000    18,901,000
                                           ------------- -------------
                                            $92,007,000   $85,592,000
                                           ============= =============

 Liabilities and Shareholders' Equity
     Current liabilities                    $56,133,000   $50,399,000
     Other long-term liabilities              1,025,000     1,028,000
     Shareholders' equity                    34,849,000    34,165,000
                                           ------------- -------------
                                            $92,007,000   $85,592,000
                                           ============= =============

                          Quixote Corporation
                           Other Information
                              (Unaudited)

                                               Three Months Ended
                                                  September 30,
                                                2009          2008
                                                ----          ----

 Depreciation and amortization expense         $747,000      $810,000
 Capital expenditures                          $418,000      $411,000

                          Quixote Corporation
            Reconciliation of GAAP to Non-GAAP Measurements
                              (Unaudited)

                                                Three Months Ended
                                                   September 30,
                                               2009            2008
                                               ----            ----

 Operating profit                            $1,884,000    $1,342,000
       Severance costs                          296,000
                                           ------------- -------------
 Operating profit excluding severance costs
  (a)                                        $2,180,000    $1,342,000
                                           ============= =============

                                                Three Months Ended
                                                   September 30,
                                               2009           2008
                                               ----           ----

 Net earnings (loss)                           $627,000     ($495,000)
  Add: Loss from discontinued operations,
        net of income taxes                                   758,000
       Income tax provision                     384,000       162,000
       Interest expense, net                    873,000       917,000
       Depreciation and amortization
        expense                                 747,000       810,000
                                           ------------- -------------
 EBITDA from continuing operations (b)        2,631,000     2,152,000
  Add: Severance costs                          296,000
       Stock-based compensation expense          57,000        75,000
                                           ------------- -------------
 Adjusted EBITDA (b)                         $2,984,000    $2,277,000
                                           ============= =============

(a) We believe that the severance costs affect the comparability of the results of operations of the 2010 first quarter to the results of operations of the 2009 first quarter. We also believe that disclosing operating profit excluding severance costs will allow investors to more easily compare the results of the 2010 first quarter to the results of the 2009 first quarter.

(b) EBITDA from continuing operations for this presentation represents net income from continuing operations for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines EBITDA, as adjusted, ("Adjusted EBITDA") as EBITDA excluding severance costs and non-cash share-based compensation expense.

We consider Adjusted EBITDA an indicator of financial operating performance and a measure of the ability to generate cash for operational and investing activities. Adjusted EBITDA in not a Generally Accepted Accounting Principal ("GAAP") measure of performance. We use this non-GAAP measure primarily to compare our performance with other companies and as a measure of liquidity. We believe that this measure may also be useful to investors for the same purpose and an indication of our ability to generate cash flow. Investors should not consider this measure in isolation or as a substitute for income from operations, or cash flow from operations determined under GAAP, or any other measure for determining operating performance that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not a GAAP measure, it may not necessarily be comparable to similarly titled measures employed by other companies.

CONTACT:  Quixote Corporation
          Daniel P. Gorey, Chief Financial Officer
          Joan R. Riley, Director of Investor Relations
          (312) 467 6755

          FD
          Investor Relations:
          Eric Boyriven
          Alexandra Tramont
          (212) 850-5600